CORRECTION AMENDMENT NO. 1
                                       TO
                       CALLABLE SECURED CONVERTIBLE NOTES


     THIS CORRECTION AMENDMENT NO. 1 TO CALLABLE SECURED CONVERTIBLE NOTES (the "Amendment") is made as of this 1st day of April, 2006, by and between Avitar Inc., a Delaware corporation (the "Company"), and the holders of Callable Secured Convertible Notes issued by the Company on September 22, 2005, October 21, 2005 and February 14 2006 set forth on the signature page hereof (each, a "Holder" and, collectively, the "Holders"). Capitalized terms used herein and not defined shall have the meanings given to them in the Notes (as defined below).

                              W I T N E S S E T H:


     WHEREAS, in connection with the closing of a private placement transaction, the Company issued Callable Secured Convertible Notes in the aggregate principal amount of $2,500,000 to the Holders on September 22, 2005, October 21, 2005 and February 14, 2006 (each, a "Note" and, collectively, the "Notes");

     WHEREAS, at the time of the above-described private placement in September 2005, the Company and the Holders had agreed and understood that any and all payments of interest on the Notes were to be made, at the option of the Company (and not of the Holder), in cash or in shares of Common Stock at the then applicable Conversion Price; and

     WHEREAS, the Company and the Holders desire to amend certain provisions of the Notes to correct or to clarify the same; and

     WHEREAS, Section 5.3 of the Notes permits an amendment of the terms upon the written consent of the Company and the Holders of a majority of the outstanding aggregate principal amount of such Notes.

     NOW, THEREFORE, in consideration of the foregoing, which is incorporated herein by reference, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders, intending to be legally bound hereby, agree to amend the Notes as follows:

     1. Payment of Interest on the Notes. The parties to this Amendment hereby confirm and agree that, notwithstanding anything to the contrary contained in the Notes, any and all payments of interest on the Notes shall be made, at the option of the Company (and not of the Holder), in cash or in shares of Common Stock at the then applicable Conversion Price.

     2. Conflicts.

     (a) To the extent there is any conflict between the terms of the Notes and the terms hereof, the terms of this Amendment shall take precedence.

     (b) Except as herein amended, the Notes shall remain unchanged and in full force and effect. Each and every term, covenant and condition of the Notes, not specifically preempted hereby, is incorporated herein such that the Notes and this Amendment thereto shall be read and construed as one instrument.


     3.  Counterparts.   This  Amendment  may  be  executed  in  any  number  of
counterparts, each of which shall be an original, but all of which together shall constitute one (1) instrument.


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     IN WITNESS WHEREOF,  the Company and the Holders have caused this Amendment to be duly executed by its officers, thereunto duly authorized as of the date first above written.

                                     AVITAR INC.,
                                     a Delaware corporation


                                     By:      _________________________
                                     Name:    _________________________
                                     Title:   _________________________


                                     AJW PARTNERS, LLC


                                     By:      _________________________
                                     Name:    _________________________
                                     Title:   _________________________


                                     AJW QUALIFIED PARTNERS, LLC


                                     By:      _________________________
                                     Name:    _________________________
                                     Title:   _________________________


                                     AJW OFFSHORE, LTD.


                                     By:      _________________________
                                     Name:    _________________________
                                     Title:   _________________________


                                     NEW MILLENNIUM CAPITAL
                                     PARTNERS II, LLC


                                     By:
                                     Name:
                                     Title: